UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 24, 2008 (April 18, 2008)
BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
389-A Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 844-1280
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 18, 2008, BioMimetic Therapeutics, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with Joint Solutions Alliance Corporation (“Joint Solutions”), a sales and distribution company for healthcare products headquartered in Burlington, Ontario, Canada. Pursuant to the Agreement, Joint Solutions will act as the exclusive distributor of the Company’s GEM OS1 and GEM OS2 products (“Products”) for the treatment of below the neck indications in humans for the country of Canada.
     The Agreement obligates Joint Solutions to forecast the number of units of the Products it will require for six calendar quarters in advance, and to update its forecasts on a quarterly basis. Joint Solutions is required to purchase from the Company the number of units requested in the first two quarters of each forecast. In addition, the parties will agree upon an annual sales quota for each year of the Agreement. The prices at which the Products will be sold to Joint Solutions are established by the Agreement, but the Company may change these prices from time to time with advance notice to Joint Solutions.
     Joint Solutions must use its best efforts to promote the sale of the Products in Canada, which must include the maintenance of appropriate advertising and the development of a sales force consisting of at least five trained representatives. The Company must provide sales materials and annual training to the Joint Solutions representatives.
     The Company is required to indemnify Joint Solutions from any losses caused by product liability resulting from the failure of the Products to conform to mutually agreed upon specifications. Joint Solutions is required to indemnify the Company for any losses relating to the unloading, storage, handling, use or disposal of the Products, except to the extent caused by the failure of Products to conform to the mutually agreed upon specifications. In addition, Joint Solutions must maintain insurance during the term of the Agreement naming the Company as an additional insured.
     The initial term of the Agreement is from April 18, 2008 until April 18, 2010. At the end of the initial term, the Agreement will renew for additional one-year terms unless either party gives advance notice of its intent not to renew. The Company may terminate the Agreement at any time without cause on sixty days notice, provided that the Company pays to Joint Solutions a termination fee. In addition, either party may terminate the Agreement at any time upon the bankruptcy, default, or failure to maintain required licensure of the other party, and the Company may terminate the Agreement at any time upon the failure of Joint Solutions to meet at least a minimum percentage of its annual sales quota in a given year.
     Under the Agreement, Joint Solutions may not be involved in the sale, promotion, manufacture, importation, marketing, or distribution of any products in Canada that compete directly with the Products, either during the term of the Agreement and for one year following its termination. Joint Solutions is also bound by confidentiality obligations and acknowledges the rights and ownership, intellectual property and otherwise, of the Company in and to the Products. Joint Solutions further agreed to a non-solicitation covenant with respect to any employees of the Company, which covenant shall be in force during the term of the Agreement and for a two-year period thereafter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Earl Douglas
	Name:	Earl Douglas
	Title:	General Counsel

Date: April 24, 2008